CVR Energy Announces Full Board Approval for Wynnewood Renewable Diesel Unit Project SUGAR LAND, Texas (Dec. 21, 2020) – CVR Energy, Inc. (NYSE: CVI) today announced that it has received full approval from the Company’s Board of Directors for its Wynnewood renewable diesel project, which will convert the refinery’s hydrocracker unit for renewable diesel service. Upon completion, which is expected in mid-2021, the Wynnewood refinery should have the capability to produce nearly 100 million gallons of renewable diesel per year and more than 6 million gallons of renewable naphtha per year, significantly reducing its annual Renewable Identification Number (“RIN”) exposure under the Clean Air Act’s Renewable Fuel Standard (“RFS”). “We are pleased to report that our Board of Directors has granted final approval on Phase 1 of our renewable diesel strategy,” said Dave Lamp, CVR Energy’s Chief Executive Officer. “By leveraging assets already in place, particularly the existing hydrocracker unit and underutilized hydrogen plant at our Wynnewood refinery, we believe we can deliver one of the lowest cost renewable diesel projects in the industry. “Detailed engineering design work for the project is underway,” Lamp said. “We also have ordered long lead-time equipment and began construction work, as authorized by the Oklahoma Department of Environmental Quality’s permitting rules. We continue to expect the unit to be in service by July 1, 2021.” The Company currently estimates total capital costs for the project to be approximately $110 million, or $1.10 per gallon of renewable diesel capacity, most of which should be recouped by the end of 2022 through the generation of RINs as well as Blender’s Tax and Low Carbon Fuel Standard credits. The project is expected to produce more than 100 million gallons of renewable diesel and renewable naphtha per year, which would generate 170 million to 180 million RINs. “Once completed, this project should further enhance our stated goal of reducing our reliance on RIN purchases to comply with the flawed RFS program,” Lamp concluded. “Between our existing blending capabilities and the RINs generated from renewable diesel, we expect our total net purchases would be less than 80 million RINs per year once the unit is up and running.” Forward-Looking Statements This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the renewable diesel project at the Wynnewood refinery including our ability to complete the project successfully or at all and the timing, cost, throughput, permitting, construction, production, in-service date, impact and benefit (if any) thereof; our renewable diesel strategy and phases thereof; RIN, Blenders’ Tax and Low Carbon Fuel Standard credits and our generation thereof; reduction of our reliance on RIN purchases; blending operations; our cost compared to other projects in the industry; and annual net RIN purchases. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. About CVR Energy, Inc. Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business through its interest in CVR Refining and the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 35 percent of the common units of CVR Partners. For further information, please contact: Investor Relations: Richard Roberts CVR Energy, Inc. (281) 207-3205 InvestorRelations@CVREnergy.com Media Relations: Brandee Stephens CVR Energy, Inc. (281) 207-3516 MediaRelations@CVREnergy.com